Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-178448 on Amendment No. 1 to Form S-4 of 1st United Bancorp, Inc. of our report dated February 14, 2011 on the consolidated financial statements of 1st United Bancorp, Inc. and effectiveness of internal control over financial reporting appearing in the 2010 Form 10-K of 1st United Bancorp, Inc., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida
December 28 , 2011